Exhibit. 99.1
FOR IMMEDIATE RELEASE

Healthcare Trust
Announces Preferred Stock Dividends
New York, September 20, 2024 – Healthcare Trust, Inc. (Nasdaq: HTIA / HTIBP) (“HTI”) announced today that it intends to continue to pay dividends on a quarterly basis on its 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”) at an annualized rate of $1.84375 per share or $0.4609375 per share on a quarterly basis. Dividends on the Series A Preferred Stock are payable in arrears to Series A Preferred Stock holders of record at the close of business on the applicable record date and payable on the 15th day of the first month of each fiscal quarter (or, if not a business day, the next succeeding business day).
Accordingly, HTI’s board of directors declared a dividend of $0.4609375 per share of Series A Preferred Stock payable on October 15, 2024 to Series A Preferred Stock holders of record at the close of business on October 4, 2024.
In addition, HTI announced today that it intends to continue to pay dividends on a quarterly basis on its 7.125% Series B Cumulative Redeemable Perpetual Preferred Stock (the "Series B Preferred Stock") at an annualized rate of $1.78125 per share or $0.4453125 per share on a quarterly basis. Dividends on the Series B Preferred Stock are payable in arrears to Series B Preferred Stock holders of record at the close of business on the applicable record date and payable on the 15th day of the first month of each fiscal quarter (or, if not a business day, the next succeeding business day).
Accordingly, HTI’s board of directors declared a dividend of $0.4453125 per share of Series B Preferred Stock payable on October 15, 2024, to Series B Preferred Stock holders of record at the close of business on October 4, 2024.
About Healthcare Trust, Inc.
Healthcare Trust, Inc. (Nasdaq: HTIA/HTIBP) is a publicly registered real estate investment trust focused on acquiring a diversified portfolio of healthcare real estate, with an emphasis on seniors housing and medical office buildings, located in the United States. Additional information about HTI can be found on its website at www.healthcaretrustinc.com.

Important Notice
The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of HTI’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of (i) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on HTI, HTI’s tenants, HTI’s operators and the global economy and financial markets and (ii) that any future acquisitions by HTI are subject to market conditions and capital availability and may not be identified or completed on favorable terms, if at all, as well as those risks and uncertainties set forth in the Risk Factors section of HTI’s Annual Report on Form 10-K for the year ended December 31, 2023 filed on March 15, 2024, as amended by the Form 10-K/A filed on March 22, 2024, and all other filings with the Securities and Exchange Commission after that date, as such risks, uncertainties and other important factors may be updated from time to time in HTI’s subsequent filings with the Securities and Exchange Commission. Further, forward-looking statements speak only as of the date they are made, and HTI undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required to do so by law.

Contact
Investors and Media:
Email: investorrelations@ar-global.com
Phone: (866) 902-0063